Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SPDR Index Shares Funds of our report dated November 26, 2019, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds in the table below for the year ended September 30, 2019. We also consent to the references to us under the headings “Management and Organization”, “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Listing of Funds
SPDR Portfolio Europe ETF (formerly, SPDR STOXX Europe 50 ETF)
SPDR EURO STOXX 50 ETF
SPDR EURO STOXX Small Cap ETF
SPDR S&P Emerging Asia Pacific ETF
SPDR S&P China ETF
SPDR Portfolio Emerging Markets ETF
SPDR S&P Emerging Markets Dividend ETF
SPDR Portfolio Developed World ex-US ETF
SPDR S&P International Small Cap ETF
SPDR Dow Jones International Real Estate ETF
SPDR S&P Global Infrastructure ETF
SPDR S&P Global Natural Resources ETF
SPDR S&P North American Natural Resources ETF
SPDR MSCI ACWI ex-US ETF
SPDR Portfolio MSCI Global Stock Market ETF (formerly, SPDR MSCI ACWI IMI ETF)
SPDR MSCI ACWI Low Carbon Target ETF
SPDR MSCI EAFE StrategicFactors ETF
SPDR MSCI Emerging Markets StrategicFactors ETF
SPDR MSCI World StrategicFactors ETF
SPDR Solactive Canada ETF
SPDR Solactive Germany ETF
SPDR Solactive Japan ETF
SPDR Solactive United Kingdom ETF
SPDR S&P Global Dividend ETF
SPDR S&P International Dividend ETF
SPDR S&P Emerging Markets Small Cap ETF
SPDR Dow Jones Global Real Estate ETF
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF
SPDR Solactive Hong Kong ETF

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2020